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                          NEXTLINK COMMUNICATIONS, INC.
                                STOCK OPTION PLAN
     (as amended on September 30, 1997, December 31, 1997, February 5, 1998, February 4, 1999, May 3, 1999, October 19, 1999 and February 16, 2000)

    SECTION 1. Purpose. The purpose of this Stock Option Plan (this "Plan") is to provide a means whereby Nextlink Communications, Inc. (the "Company") or any parent or subsidiary of the Company, as defined in Subsection 5.9 (the "related entities"), may continue to attract, motivate and retain selected employees, officers and independent contractors who can materially contribute to the Company's growth and success, and to encourage stock ownership in the Company through granting incentive stock options or nonqualified stock options, or both, to purchase the Class A Common Stock of the Company (as defined in Section 3), so that such key employees and other persons and entities will more closely identify their interests with those of the Company and its shareholders. In addition, options under this Plan may serve as replacement options for options issued under the Equity Option Plan sponsored by the Company's predecessor.

    SECTION 2. Administration. This Plan shall be administered by the Board of Directors of the Company (the "Board") or, in the event the Board shall appoint or authorize a committee to administer this Plan, by such committee. The administrator of this Plan shall hereinafter be referred to as the "Plan Administrator."

       2.1 Procedures. The Board may designate one of the members of the Plan Administrator as chairperson. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

       2.2 Responsibilities. Except for the terms and conditions explicitly required in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under this Plan, including selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price, and all other terms and conditions of the options. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any option issued under this Plan, or of any rule or regulation promulgated in connection with this Plan, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to incentive stock options correspond to the requirements of Section 422 of the Internal Revenue Code (the "Code"), as amended, and the regulations thereunder.

       2.3 Section 16(b) Compliance and Bifurcation of Plan. In the event the Company registers any of its equity securities pursuant to Section 12(b) or 12(g) of the Exchange Act, it is the intention of the Company that this Plan, and options granted under this Plan, comply in all respects with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with such Section, the provision shall be deemed null and void, and in all events this Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.


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Notwithstanding anything in this Plan to the contrary, the Board, in its absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to participants who are officers and directors subject to Section 16(b) of the Exchange Act without so restricting, limiting or conditioning other Plan participants.

    SECTION 3. Stock Subject to This Plan. The stock subject to this Plan shall be the Company's Class A Common Stock (the "Class A Common Stock"), presently authorized but unissued or now held or subsequently acquired by the Company as treasury shares. Subject to adjustment as provided in Section 7 of this Plan, the aggregate amount of Class A Common Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed 41,000,000 shares (the "Plan Maximum") as such Class A Common Stock was constituted on the effective date of this Plan. If any option granted under this Plan expires or is surrendered, canceled, terminated or exchanged for another option for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for purposes of this Plan, including use as replacement options that may be granted in exchange for such surrendered, canceled or terminated options.

    SECTION 4. Eligibility. An incentive stock option may be granted only to an individual who, at the time the option is granted, is an employee of the Company (or a corporate related entity, as described in Section 5.9) and who the Board may from time to time select for participation in this Plan. Members of the Board shall not be eligible for grants of incentive stock options unless they are also employees of the Company. At the discretion of the Plan Administrator, employees and independent contractors of the Company (including nonemployee directors) or any related entity may receive nonqualified stock options. Notwithstanding anything to the contrary herein, the maximum number of shares of Class A Common Stock with respect to which options may be granted to any individual in any calendar year shall not exceed the Plan Maximum, as such number may change from time to time. Any party to whom an option is granted under this Plan shall be referred to in this Plan as an "Optionee."

    SECTION 5. Terms and Conditions of Options. Options granted under this Plan shall be evidenced by written agreements that contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, options shall include or incorporate by reference the following terms and conditions:

       5.1 Number of Shares. The maximum number of shares that may be purchased pursuant to the exercise of each option, which number shall be as established by the Plan Administrator.

       5.2 Price of Shares. The price per share at which each option is exercisable (the "exercise price") shall be as established by the Plan Administrator, provided that the Plan Administrator shall act in good faith to establish the exercise price as follows:

              5.2.1 Incentive Stock Options and Nonqualified Stock Options. With respect to incentive stock options intended to qualify under Section 422 of the Code, and subject to Subsection 5.2.2 below, the exercise price shall be not less than the fair market value per share


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of the Class A Common Stock at the time the option is granted, except with respect to the substitution of a new option for an old option, or an assumption of an old option, in accordance with Code Section 424(a). With respect to nonqualified stock options, the exercise price shall be the amount set by the Plan Administrator.

              5.2.2 Incentive Stock Options to Greater than 10% Shareholders. With respect to incentive stock options granted to greater than 10% shareholders of the Company, the exercise price shall be as required by Section 6.

              5.2.3 Fair Market Value. The fair market value per share of the Class A Common Stock for the purpose of determining the exercise price under this Section 5.2 shall be determined as follows:

              (a) if the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the fair market value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange for the last market trading date prior to the time of determination as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable;

              (b) if the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the fair market value shall be the mean between the high and low asked prices for the Common Stock on the last market trading date prior to the day of determination, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable; or

              (c) In the absence of an established market for the Common Stock, fair market value shall be determined by the Plan Administrator in good faith at the time the option is granted.

       5.3 Term and Maturity. Subject to the restrictions contained in Section 6 with respect to granting incentive stock options to greater than 10% shareholders of the Company, the term of each incentive stock option shall be 10 years from the date it is granted unless a shorter period of time is established by the Plan Administrator, but in no event shall the term of any incentive stock option exceed 10 years. The term of each nonqualified stock option shall be 15 years from the date it is granted, unless a shorter period of time is established by the Plan Administrator in the individual option agreement. To ensure that the Company or related entities will achieve the purpose and receive the benefits contemplated in this Plan, any option granted under this Plan shall, unless this condition is waived or modified by the Plan Administrator in the agreement evidencing the option, or by subsequent resolution of the Plan Administrator, be exercisable according to the following schedule:


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

Period of Optionee's Continuous Relationship             Portion of Total Option
With the Company or Related Entity from the                Which is Exercisable
Date the Option is Granted
After one year                                                       25%
After two years                                                      50%
After three years                                                    75%
After four years                                                    100%

       5.4 Exercise. Subject to the vesting schedule described in subsection 5.3 above, if any, and to any additional holding period required by applicable law, each option may be exercised in whole or in part; provided, however, that only whole shares will be issued pursuant to the exercise of any option and that the exercise price shall not be less than the par value per share of the Class A Common Stock at the time the option is exercised. During an Optionee's lifetime, any stock options granted under this Plan are personal to him or her and are exercisable solely by such Optionee, except as provided in Section 5.8. Options shall be exercised by delivery to the Company of notice of the number of shares with respect to which the option is exercised, together with payment of the exercise price.

       5.5 Payment of Exercise Price. Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for the Class A Common Stock being purchased.

       The Plan Administrator can determine at the time the option is granted for incentive stock options, or at any time before exercise for nonqualified stock options, that additional forms of payment will be permitted, including installment payments on such terms and over such period as the Plan Administrator may determine in its discretion. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an option may be exercised by:

       (a) delivery of shares of stock of the Company held by an Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator;

       (b) delivery of a full-recourse promissory note executed by the Optionee, provided that (i) such note delivered in connection with an incentive stock option shall, and such note delivered in connection with a nonqualified stock option may, in the sole discretion of the Plan Administrator, bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes; (ii) the Plan Administrator in its sole discretion shall specify the term and other provisions of such note at the time an incentive stock


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option is granted or at any time prior to exercise of a nonqualified stock option; (iii) the Plan Administrator may require that the Optionee pledge the Optionee's shares to the Company for the purpose of securing the payment of such note and may require that the certificate representing such shares be held in escrow in order to perfect the Company's security interest; (iv) the note provides that 90 days following the Optionee's termination of employment with the Company or a related entity, the entire outstanding balance under the note shall become due and payable, if not previously due and payable; and (v) the Plan Administrator in its sole discretion may at any time restrict or rescind this right upon notification to the Optionee;

       (c) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise; provided, that the Plan Administrator, in its sole discretion, may at any time determine that this Subparagraph (c), to the extent the instructions to the broker call for an immediate sale of the shares, shall not be applicable to any Optionee who is subject to Section 16(b) of the Exchange Act if such transaction would result in a violation of Section 16(b), or is not an employee at the time of exercise;

       (d) delivery of a properly executed exercise notice, together with a request by the Optionee for the Company to pay the exercise price by withholding from the shares that would otherwise be issued that number of shares having a fair market value equal to the option exercise price; provided, the Plan Administrator retains complete discretion to honor or deny the Optionee's request for such a method of exercise.

       5.6 Shareholders' Agreement. To the extent required by the Plan Administrator upon exercise of an option the Optionee shall agree to enter into and be bound by the agreement then in effect, if any, between the Company and its shareholders relating to the repurchase by the Company of its outstanding Class A Common Stock.

       5.7 Withholding Tax Requirement. The Company or any related entity shall have the right to retain and withhold from any payment of cash or Class A Common Stock under this Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an Optionee receiving shares of Class A Common Stock to reimburse the Company or a related entity for any such taxes required to be withheld and may withhold any distribution in whole or in part until the Company, or related entity, is so reimbursed. In lieu of such withholding or reimbursement, the Company (or related entity) shall have the right to withhold from any other cash amounts due or to become due from the Company (or related entity) to the Optionee an amount equal to such taxes or to retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld as reimbursement for any such taxes and cancel (in whole or in part) any such shares so withheld.

       5.8 Nontransferability of Option. Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable


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laws of descent and distribution; provided, with respect to a non-qualified stock option, an Optionee may transfer the option to a revocable trust created by the Optionee for the benefit of his or her descendants, to an immediate family member or to a partnership in which only immediate family members or such trusts are partners. Options under this Plan shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or of any right or privilege conferred by this Plan, contrary to the Code or to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred by this Plan shall be null and void. Notwithstanding the foregoing, an Optionee may during the Optionee's lifetime, designate a person who may exercise the option after the Optionee's death by giving written notice of such designation to the Plan Administrator. Such designation may be changed from time to time by the Optionee by giving written notice to the Plan Administrator revoking any earlier designation and making a new designation.

       5.9 Termination of Relationship. If the Optionee's employment relationship with the Company or any related entity ceases for any reason other than termination for cause, death or permanent and total disability, and unless by its terms the option sooner terminates or expires, then the Optionee may exercise, for a period of three months after such cessation, that portion of the Optionee's option which is exercisable at the time of such cessation. The Optionee's option, however, shall terminate at the end of the three month period following such cessation as to all Shares for which it has not been exercised, unless such provision is waived in the agreement evidencing the option or by resolution adopted by the Plan Administrator. If, in the case of an incentive stock option, an Optionee's relationship with the Company or related entity changes (i.e., from employee to nonemployee, such as a consultant), such change shall constitute a termination of an Optionee's employment with the Company or related entity and the Optionee's incentive stock option shall terminate in accordance with this subsection. Upon the expiration of the three month period following cessation of employment, the Plan Administrator shall have sole discretion in a particular circumstance to extend the exercise period following such cessation beyond that specified above. If, however, in the case of an incentive stock option, the Optionee does not exercise the Optionee's option within three months after cessation of employment, the option will no longer qualify as an incentive stock option under the Code.

       Upon an Optionee's termination of employment for cause, all of the optionee's outstanding (i.e., unexercised) options issued under this Plan shall immediately expire and no longer be available for exercise. For purposes of this
Section 5.9, a termination shall be considered for "cause" if the termination is attributable to the Optionee's: (a) Embezzlement; (b) use of illegal drugs or alcohol that materially impairs the Optionee's ability to fulfill his or her duties as an employee or independent contractor; (c) willful disclosure of trade secrets or confidential information of the Company; (d) dishonesty which results in substantial harm to the Company; or (e) conviction or confession of a criminal felony.

       If an Optionee's relationship with the Company or any related entity ceases because of a permanent and total disability, the Optionee's option shall not terminate, and in the case of an incentive stock option, shall not cease to be treated as an incentive stock option, until the end of the 12-month period following such cessation (unless by its terms it sooner terminates


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and expires). As used in this Plan, the term "permanent and total disability"
has the same meaning provided in Code Section 22(e)(3).

       For purposes of this subsection 5.9, a transfer of relationship between or among the Company and/or any related entity shall not be deemed to constitute a cessation of relationship with the Company or any of its related entities. For purposes of this subsection 5.9, with respect to incentive stock options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

       As used in this Plan, the term "related entity," when referring to a subsidiary, shall mean any business entity (other than the Company) which, at the time of the granting of the option, is in an unbroken chain of entities ending with the Company, if stock or voting interests possessing 50% or more of the total combined voting power of all classes of stock or other ownership interests of each of the entities other than the Company is owned by one of the other entities in such chain. When referring to a parent entity, the term "related entity" shall mean any entity in an unbroken chain of entities ending with the Company if, at the time of the granting of the option, each of the entities other than the Company owns stock or other ownership interests possessing 50% or more of the total combined voting power of all classes of stock (or other ownership interests) in one of the other entities in such chain. In addition, with respect to an incentive stock option, the definition of "related entity" as used in this Plan shall apply by only considering entities that are corporations.

       5.10 Death of Optionee. If an Optionee dies while he or she has a relationship with the Company or any related entity or dies within the three month period (or 12-month period in the case of totally disabled Optionees) following cessation of such relationship, any option held by such Optionee to the extent that the Optionee would have been entitled to exercise such option, may be exercised within one year after his or her death by the personal representative of his or her estate or by the person or persons to whom the Optionee's rights under the option shall pass by will or by the applicable laws of descent and distribution.

       5.11 Status of Shareholder. Neither the Optionee nor any party to which the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised.

       5.12 Continuation of Employment. Nothing in this Plan or in any option granted pursuant to this Plan shall confer upon any Optionee any right to continue in the employ of the Company or of a related entity, or to interfere in any way with the right of the Company or of any related entity to terminate his or her employment or other relationship with the Company or a related entity at any time.

       5.13 Modification and Amendment of Option. Subject to the requirements of Code Section 422 with respect to incentive stock options and to the terms and conditions and within


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the limitations of this Plan, the Plan Administrator may modify or amend outstanding options granted under this Plan. The modification or amendment of an outstanding option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such option. Except as otherwise provided in this Plan, no outstanding option shall be terminated without the consent of the Optionee. Unless the Optionee agrees otherwise, any changes or adjustments made to outstanding incentive stock options granted under this Plan shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 424(h) and so as not to cause any incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

       5.14 Limitation on Value for Incentive Stock Options. As to all incentive stock options granted under the terms of this Plan, to the extent that the aggregate fair market value (determined at the time the incentive stock option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company, a related entity or a predecessor corporation) exceeds $100,000, those options (or the portion of an option) beyond the $100,000 threshold shall be treated as nonqualified stock options. The previous sentence shall not apply if the Internal Revenue Service publicly rules, issues a private ruling to the Company, any Optionee, or any legatee, personal representative or distributee of an Optionee or issues regulations changing or eliminating such annual limit.

    SECTION 6.  Greater Than 10% Shareholders.

       6.1 Exercise Price and Term of Incentive Stock Options. If incentive stock options are granted under this Plan to employees who own more than 10% of the total combined voting power of all classes of stock of the Company or any related entity, the term of such incentive stock options shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the Class A Common Stock at the time the incentive stock option is granted. This provision shall control notwithstanding any contrary terms contained in an option agreement or any other document.

       6.2 Attribution Rule. For purposes of subsection 6.1, in determining stock ownership, an employee shall be deemed to own the stock owned, directly or indirectly, by or for his brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. If an employee or a person related to the employee owns an unexercised option or warrant to purchase stock of the Company, the stock subject to that portion of the option or warrant which is unexercised shall not be counted in determining stock ownership. For purposes of this Section 6, stock owned by an employee shall include all stock actually issued and outstanding immediately before the grant of the incentive stock option to the employee.

    SECTION 7. Adjustments Upon Changes in Capitalization. The aggregate number and class of shares for which options may -be granted under this Plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total


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price), and each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

       7.1  Effect of Liquidation, Reorganization or Change in Control.


              7.1.1 Cash, Stock or Other Property for Stock. Except as provided in subsection 7.1.2, upon a merger (other than a merger of the Company in which the holders of Class A Common Stock immediately prior to the merger have the same proportionate ownership of Class A Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Class A Common Stock, any option granted under this Plan shall terminate. Notwithstanding the foregoing, the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise such option in whole or in part, to the extent the vesting requirements set forth in this Plan have been satisfied, unless stated otherwise in the Optionee's individual option agreement.

              7.1.2 Conversion of Options on Stock for Stock Exchange. If the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Class A Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Class A Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all options granted under this Plan shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted under this Plan shall not be converted into options to purchase shares of Exchange Stock, but instead shall terminate in accordance with the provisions of subsection 7.1.1. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted under this Plan in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Class A Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. Unless accelerated by the Board, the vesting schedule set forth in the option agreement shall continue to apply for the Exchange Stock.

              7.1.3  Change in Control.

       (a) In the event of a "Change in Control", as defined in Section 7.1.4(b) below, of the Company, except as provided in Section 7.1.3(b) or unless otherwise determined by the Board prior to the occurrence of such a Change in Control, any options or portions of such options outstanding as of the date such a Change in Control is determined to have occurred that are not yet fully vested shall not become fully vested merely by the occurrence of a Change in Control.


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       (b)    Notwithstanding anything to the contrary in Section 7.1.3(a), each outstanding option granted prior to February 16, 2000 (other than those options described in Section 7.1.3.(d)) shall be deemed to be amended to provide that, and each option granted on or after such date shall provide that, unless otherwise expressly determined in a resolution duly adopted by the Board on the date of grant or such later date on which the Board may ratify such grant, such option shall (1) if the Optionee is a Nonaffiliate Director, immediately become fully exercisable upon the occurrence of an Acceleration Change of Control of the Company or (2) if the Optionee is recognized by the Company or any of the related entities as a regular full time employee who is subject to U.S. income tax withholding, immediately become fully exercisable upon the termination of the Optionee's employment by the Company or any of the related entities without Cause during the Accelerated Vesting Period or, in the case of an Optionee who is an Executive, upon the termination of the Optionee's employment by the Optionee for Good Reason during the Accelerated Vesting Period; provided, however, that this Section 7.1.3(b) shall be deemed void ab initio and shall be of no force or effect, if it should be determined that any such provision would prevent a proposed merger or other business combination that is intended by the parties thereto to be accounted for as a pooling of interests from being so accounted for.

       (c) With respect to options that, as of February 16, 2000, incorporate a definition of change of control that provides for accelerated vesting solely in the event that Craig O. McCaw, or an entity or entities he controls, no longer controls a majority of the votes of the Company (or language to that effect), Section 7.1.3(b) shall supplement such provision and each holder of such an option shall be entitled to the benefits of
    Section 7.1.3(b), but Section 7.1.3(b) shall not be deemed to modify, replace or impair such options' existing change of control provisions.

       (d)    Notwithstanding anything to the contrary in Section 7.1.3(b),
    Section 7.1.3(b) shall not apply to the following options granted prior to February 16, 2000:

              (i) options granted to any employee whose employment relationship is subject, as of February 16, 2000, to severance in connection with the relocation of the Company's headquarters from Bellevue, Washington to Reston, Virginia, where such employee is entitled to benefits under the NEXTLINK Headquarters Relocation Retention and Severance Pay Plan and Summary Plan Description for Headquarters Personnel;

              (ii) options granted to any employee whose employment relationship is subject, as of February 16, 2000, to severance in connection with the reorganization and restructuring of the Company's regional divisions, where such employee is entitled to benefits under the NEXTLINK Severance Pay Plan and Summary Plan Description; and


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              (iii) options (A) that, by their terms, incorporate the definition of "Change in Control" set forth in Section 7.1.4(b) of this Plan as in effect prior to the February 16, 2000 amendment thereto and provide for accelerated vesting upon the occurrence of such a "Change in Control", or
       (B) that provide for acceleration upon a change of control pursuant to the terms of an employment agreement or otherwise, excluding those options referenced in Section 7.1.3(c).

              7.1.4 Definitions.

       (a) For purposes of Section 7.1.3, the following defined terms shall have the following meanings:

       "Acceleration Change of Control" shall mean the occurrence of any of the following events:

       (A) The Company is merged or consolidated or reorganized into or with another company or other legal entity, other than a merger or consolidation or reorganization into or with an entity that is an affiliate of Craig O. McCaw, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such company or person immediately after such transaction is held directly or indirectly in the aggregate by the holders of voting securities of the Company immediately prior to such sale or transfer, including voting securities issuable upon exercise or conversion of options, warrants or other securities or rights;

       (B) The Company sells or otherwise transfers all or substantially all of its assets to any other company or other legal entity, other than such a sale or transfer to a company or legal entity that is an affiliate of Craig O. McCaw, and as a result of such sale or other transfer of assets, less than a majority of the combined voting power of the then-outstanding securities of such company or person immediately after such sale or transfer is held directly or indirectly in the aggregate by the holders of voting securities of the Company immediately prior to such sale or transfer, including voting securities issuable upon exercise or conversion of options, warrants or other securities or rights;

       (C) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in
              Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) other than Craig O. McCaw and his affiliates has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
              Act) of securities representing 50% or more of the voting securities of the Company, including voting


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

              securities issuable upon exercise or conversion of options, warrants or other securities or rights;

       (D) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred;

       (E)    Notwithstanding the foregoing provisions of subparagraphs (C) and
              (D) hereof, an "Acceleration Change of Control" shall not be deemed to have occurred solely because (x) the Company, (y) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities, or (z) any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company, either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of voting securities, whether in excess of 50% or otherwise, or because the Company reports that a change of control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership;

       (F) Notwithstanding the foregoing provisions of subparagraphs (A) through (D) above, no Acceleration Change of Control shall result from a merger, consolidation or reorganization of the Company with any entity in which Eagle River Investments, L.L.C. has invested at least $10,000,000 in equity prior to such merger, consolidation or reorganization.

       "Accelerated Vesting Period" means the period beginning on the effective date of an Acceleration Change of Control and ending on the first anniversary of such effective date.

       "Cause" means (i) the conviction of a felony involving an intentional act of fraud, embezzlement or theft in connection with one's duties or otherwise in the course of one's employment with an Employer, (ii) the intentional and wrongful damaging of property, contractual interests or business relationships of an Employer, (iii) the intentional and wrongful disclosure of secret processes or confidential information of an Employer in violation of an agreement with or a policy of an Employer, or (iv) intentional conduct contrary to an Employer's announced policies or practices (including those contained in the Corporation's Employee Handbook) where either:

       (A) the nature and/or severity of the conduct or its consequences typically would have resulted in immediate termination based on the Corporation's established employee termination or disciplinary practices in place on the Reference Date; or


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

       (B) the employee has been provided with written notice detailing the relevant policy or practice and the nature of the objectionable conduct or other violation, and within 20 business days of the receipt of such notice the employee has not remedied the violation or ceased to engage in the objectionable conduct.

       "Executive" means any individual employed by the Company or any of the related entities in a position having a salary grade of EX3, EX2 or EX1 (as the Company's salary grades are established and in existence on February 16, 2000, and adjusting as appropriate for any changes to the Company's system of classifying its employees by salary grades implemented subsequent to such date).

       "Good Reason" means that an Executive shall have made a good faith determination that one or more of the following has occurred:

       (i) any significant and adverse change in the Executive's duties, responsibilities and authority, as compared in each case to the corresponding circumstances in place on the Reference Date;

       (ii) a relocation of the Executive's principal work location as established on the Reference Date to a location that is more than 30 miles away from such location;

       (iii) a reduction in the Executive's salary or bonus potential that is not in either case agreed to by the Executive, or any other significant adverse financial consequences associated with the Executive's employment as compared to the corresponding circumstances in place on the Reference Date; or

       (iv) a breach by any Employer of its obligations under any agreement to which the Employer and the Executive are parties that is not cured within 20 business days following the Employer's receipt of a written notice from the Executive specifying the particulars of such breach in reasonable detail.

       "Nonaffiliate Director" means a person who (i) is serving (or who has been elected or appointed and has agreed to serve) as a member of the Board,
(ii) is not an officer or employee of the Company or any of the related entities or a beneficial owner of 10 percent or more of the outstanding common stock of the Company and (iii) was not elected or appointed as a member of the Board pursuant to or in connection with any contractual or other commitment on the part of the Company to cause such person to be elected or appointed, or to nominate or otherwise advance such person for election or appointment, as a member of the Board.

       "Reference Date" means the day before the effective date of any Acceleration Change of Control of the Company.


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

       (b) Solely with respect to options outstanding as of February 16, 2000 in which the grant agreement evidencing such option incorporates the definition of "Change in Control" set forth in this Plan as in effect prior to this amendment and provide for accelerated vesting upon the occurrence of such a "Change of Control", the following definition shall apply:

       A "Change in Control" shall mean (a) the first approval by the Board or by the stockholders of the Company of an Extraordinary Event, (b) a Purchase, or
(c) a Board Change.

       An "Extraordinary Event", for purposes of Section 7.1.4(b), shall mean any of the following actions:

       (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Class A Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of common stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

       (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company; or

       (iii) the adoption of any plan or proposal for liquidation or dissolution of the Company.

       A "Purchase", for purposes of Section 7.1.4(b), shall mean the acquisition by any person (as such term is defined in Section 13(d) of the Exchange Act) of any shares of Class A Common Stock or securities convertible into Class A Common Stock) without the prior approval of a majority of the Continuing Directors (as defined below) of the Company, if after making such acquisition such person is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities (calculated as provided in paragraph (d) of such Rule 13d-3).

       A "Board Change", for purposes of Section 7.1.4(b), shall have occurred if individuals who constitute the Board of the Company at the time of adoption of this Plan (the "Continuing Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to the date of adoption of this Plan whose nomination for election was approved by a vote of at least a majority of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be deemed to be a Continuing Director.


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

       7.2 Fractional Shares. In the event of any adjustment in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

       7.3 Determination of Board to Be Final. All Section 7 adjustments shall be made by the Board, and its determination as to what adjustments shall be made, and the extent of such adjustments, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an incentive stock option shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 424(h) and so as not to cause his or her incentive stock option issued under this Plan to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

    SECTION 8. Securities Regulation. Shares shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant to the exercise of such option shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares under this Plan. Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares under this Plan or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

       As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Plan Administrator may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK HEREUNDER.

       Should any of the Company's capital stock of the same class as the stock subject to options granted under this Plan be listed on a national securities exchange, all stock issued under this Plan if not previously listed on such exchange shall be authorized by that exchange for listing on such exchange prior to the issuance of such stock.



Page 15 - STOCK OPTION PLAN

    SECTION 9.  Amendment and Termination.

       9.1 Board Action. The Board may at any time suspend, amend or terminate this Plan, provided that except as set forth in Section 7, the approval of the Company's shareholders is necessary within 12 months before or after the adoption by the Board of any amendment which will:

              (a) increase the number of shares which are to be reserved for the issuance of options under this Plan;

              (b) permit the granting of stock options to a class of persons other than those presently permitted to receive stock options under this Plan; or

              (c) require shareholder approval under applicable law, including
Section 16(b) of the Exchange Act.

              Any amendment to this Plan that would constitute a "modification" to incentive stock options outstanding on the date of such amendment shall not be applicable to outstanding incentive stock options, but shall have prospective effect only, unless individual Optionees agree otherwise.

       9.2 Automatic Termination. Unless sooner terminated by the Board, this Plan shall terminate ten years from the earlier of (a) the date on which this Plan is adopted by the Board or (b) the date on which this Plan is approved by the shareholders of the Company. No option may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option previously granted under this Plan.

    SECTION 10. Effectiveness of This Plan. This Plan shall become effective upon adoption by the Board so long as it is approved by the Company's shareholders any time within 12 months before or after the adoption of this Plan.


Page 16 - STOCK OPTION PLAN